AMENDMENT TO EMPLOYMENT AGREEMENT
THIS AMENDMENT TO EMPLOYMENT AGREEMENT (this “Amendment”) is entered into by and among Replimune, Inc. (the “Company”) and Pamela Esposito (the “Executive”) as of September 20, 2023 (the “Amendment Effective Date”).
WHEREAS, the Company and the Executive are parties to an Employment Agreement entered into as of January 20, 2016 (the “Employment Agreement”).
WHEREAS, the Company and the Executive desire to amend the Employment Agreement to provide additional severance benefits upon certain terminations of employment occurring after June 30, 2024.
WHEREAS, Section 15 of the Employment Agreement provides that the Employment Agreement may be amended only by a written document signed by the Executive and a Director of the Company.
NOW, THEREFORE, the Executive and the Company hereby agree that, effective as of the Amendment Effective Date, the Employment Agreement shall be amended as follows:
1.Section 5.2(a) of the Employment Agreement is hereby amended to add the following to the end thereof:
“provided that, in the event the Termination Date is on or after July 1, 2024, (A) such amount shall equal 100% (instead of 50%) of the Executive’s Base Salary, which shall be paid in equal periodic installments over a period of twelve (12) months following the Termination Date (instead of six (6) months) in accordance with the Company’s customary payroll practices and (B) each stock option granted to the Executive under the Company’s (or any parent’s or affiliate’s) equity plan, other than the stock option under grant number 0039 (which grant shall not be subject to this subsection (B)), that is outstanding and exercisable as of the Termination Date (each, an “Option”) shall remain outstanding for a period of 180 days following the Termination Date (or such longer period so that there is at least a 30-day open trading window during such period), but in no event later than expiration of the Option term (the “Extended Post Termination Exercise Period”), during which time the Option will be exercisable for the number of shares that were vested as of the Termination Date;”
2.The first sentence of Section 5.4(a) of the Employment Agreement is hereby amended to add the following to the end hereof:
“plus each Option shall remain outstanding for the Extended Post Termination Exercise Period, during which time the Option will be exercisable for the number of shares that were vested as of the Termination Date”
3.This Amendment shall amend, and is incorporated into and made part of, the Employment Agreement. To the extent any term or provision of this Amendment may be deemed expressly inconsistent with any term or provision in the Employment Agreement, the terms and provisions of this Amendment shall control. Except as expressly amended by this Amendment, all of the terms, conditions and provisions of the Employment Agreement are hereby ratified and continue unchanged and remain in full force and effect.
4.This Amendment may be executed in any number of counterparts (including facsimile or e-signature counterparts), each of which shall be an original, but all of which together shall constitute one instrument.

EU1/ 501733140.4

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

REPLIMUNE, INC.
_____/s/ Philip Astley-Sparke__
Name: Philip Astley-Sparke
Title: Chief Executive Officer
Date:

EXECUTIVE

______/s/ Pamela Esposito___
Name: Pamela Esposito
Date:

EU1/ 501733140.4